Exhibit 99.1

FOR IMMEDIATE RELEASE

December 2, 2019

SmartStop Self Storage REIT, Inc. Reports 2019 Third Quarter Results and Highlights

LADERA RANCH, CA – December 2, 2019 – SmartStop Self Storage REIT, Inc. (“SmartStop”) announced continued growth in operations for the three and nine months ended September 30, 2019, coupled with its first full quarter as a self-managed and fully-integrated self storage company.

“The third quarter was the first full quarter for SmartStop operating as a self-managed company, and we grew revenues 46 percent while expanding our self storage platform,” commented Michael McClure, Chief Executive Officer of SmartStop. “During the quarter, we completed the acquisition of a certificate of occupancy property and continued to lease up the SSGT portfolio. In October, we completed the issuance of a new class of preferred stock to Extra Space Storage for up to $200 million, a transaction that solidified our balance sheet, reduced our leverage, and provides us flexibility to grow in the future.”

Preferred Stock Purchase by Extra Space Storage

Subsequent to quarter end, SmartStop entered into a preferred stock purchase agreement with Extra Space Storage LP, a subsidiary of Extra Space Storage, Inc. (“EXR”, NYSE: EXR) in which EXR committed to purchase up to $200 million in a new Series A Convertible Preferred Stock (“Series A Preferred”). On October 29, 2019, EXR purchased $150 million of the Series A Preferred, of which a majority of the proceeds were used to pay off two higher-interest loans for a total of approximately $95.4 million. SmartStop has the ability to draw the remaining $50 million prior to October 29, 2020.

The investment from EXR solidifies SmartStop’s balance sheet by lowering its aggregate leverage and providing the capacity to make accretive investments. EXR is the 2nd largest self storage operator in the U.S., with a market capitalization of approximately $14 billion. This transaction is unique in both the self storage and non-traded REIT industries, and speaks to the relationship between SmartStop and EXR.

Three Months Ended September 30, 2019 Highlights:

•	Increased total revenues by approximately $9.3 million, or 46%, when compared to the same period in 2018, primarily as a result of the SSGT merger and the Self Administration Transaction.
•

Increased same-store revenues by 2.1% compared to the same period in 2018. SmartStop adopted ASU 2016-02 Leases (Topic 842) on January 1, 2019, which required bad debt expense to be reflected as a reduction of self storage revenue instead of as a property operating expense. If SmartStop had applied ASU 2016-02 to its 2018 results, same-store revenue would have increased by approximately 3.6%.

•

Same-store annualized revenue per occupied square foot grew by $0.27 to approximately $16.22 for the third quarter of 2019, which represented an increase of approximately 1.7% when compared to the same period in 2018.

•	Increased same-store average physical occupancy by 20 basis points to 89.4% for the three months ended September 30, 2019, compared to 89.2% during the same period in 2018.
•

Increased same-store NOI by 9.3% compared to the same period in 2018, primarily attributable to increases in same-store revenues and expense savings associated with the Self Administration Transaction.

•

Generated revenues of approximately $1.2 million from its Managed REIT Platform during the third quarter, a result of the Self Administration Transaction. Prior to June 28, 2019, SmartStop did not receive any such revenues.

•

Funds from operations, as adjusted, decreased by approximately $3.5 million, or 67%, when compared to the same period in 2018, primarily related to increases in interest expense as a result of the SSGT merger financing.

Nine Months Ended September 30, 2019 Highlights:

•	Increased total revenues by approximately $19.2 million, or 32%, when compared to the same period in 2018, primarily as a result of the SSGT merger and the Self Administration Transaction.
•

Increased same-store revenues by 0.5% compared to the same period in 2018. SmartStop adopted ASU 2016-02 Leases (Topic 842) on January 1, 2019, which required bad debt expense to be reflected as a reduction of self storage revenue instead of as a property operating expense. If SmartStop had applied ASU 2016-02 to its 2018 results, same-store revenue would have increased by approximately 2.0%.

•

Same-store annualized revenue per occupied square foot grew by $0.06 to approximately $15.91 for the nine months ending September 30, 2019, which represented an increase of approximately 40 basis points when compared to the same period in 2018.

•	Same-store average physical occupancy was unchanged at 88.8% for the nine months ended September 30, 2019 and September 30, 2018.
•

Increased same-store NOI by 1.9% compared to the same period in 2018, primarily attributable to increases in same-store revenues and expense savings associated with the Self Administration Transaction.

•

Generated revenues of approximately $1.2 million from its Managed REIT Platform during 2019, a result of the Self Administration Transaction. Prior to June 28, 2019, SmartStop did not receive any such revenues.

•

Funds from operations, as adjusted, decreased by approximately $11.6 million, or 76%, when compared to the same period in 2018, primarily related to increases in interest expense as a result of the SSGT merger financing.

SSGT Performance

On January 24, 2019, SmartStop completed its acquisition of Strategic Storage Growth Trust, Inc. (“SSGT”) by way of merger. The SSGT portfolio, which was primarily composed of growth oriented properties, continued to grow physical occupancy and revenue during the third quarter. Since the acquisition, the initial 27 properties acquired through the merger (excluding the Gilbert and San Antonio II properties) grew occupancy from 77% at acquisition to 84% as of September 30, 2019, up approximately 2% since June 30, 2019. Additionally, the revenue for the SSGT portfolio, including the Gilbert property acquired July 11, 2019, grew during the third quarter by over $300,000, or 5.9% over the previous quarter

Appointment of Chief Operations Officer

On October 1, 2019, SmartStop announced that Joe Robinson was appointed as Chief Operations Officer. Prior to joining the Company, Mr. Robinson served as Chief Marketing Officer and Executive Vice President of Simply Self Storage from April 2016 until September 2019. At Simply Self Storage, Mr. Robinson led various functions including all marketing, pricing, information technology, and training. From 2010 to 2016, Mr. Robinson served in several pricing and marketing capacities at Extra Space Storage. Most recently at Extra Space Storage, he was Vice President, Marketing where he led revenue management, data analytics, and the call center.

San Antonio II Disposition

On October 18, 2019, SmartStop completed the disposition of an existing self storage property located in San Antonio, TX. The third party buyer of the property intends to redevelop the historical site into a mixed-use office and multifamily project. SmartStop received approximately $15.3 million in net proceeds from the sale of the property, which was used to pay down existing debt, thereby reducing its overall leverage.

Quarterly Distributions

On September 20, 2019, SmartStop’s board of directors declared a distribution rate for the fourth quarter of 2019 of approximately $0.001644 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders, consistent with previous quarters. In connection with this distribution, after the stockholder servicing fee is paid, approximately $0.0014 per day will be paid per Class T share. Such distributions payable to each stockholder of record during a month will be paid the following month.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30, 2019 (Unaudited)	December 31, 2018
ASSETS
Real estate facilities:
Land	$331,686,724	$269,522,776
Buildings	776,448,040	507,580,145
Site improvements	60,061,992	43,193,105
	1,168,196,756	820,296,026
Accumulated depreciation	(75,946,886)	(54,264,685)
	1,092,249,870	766,031,341
Construction in process	10,101,266	130,383
Real estate facilities, net	1,102,351,136	766,161,724
Real estate held for sale, net	11,777,915	—
Cash and cash equivalents	14,088,581	10,272,020
Restricted cash	7,845,349	3,740,188
Investments in and advances to Managed REITs	5,916,084	—
Other assets, net	5,939,392	14,580,417
Debt issuance costs, net of accumulated amortization	—	36,907
Intangible assets, net of accumulated amortization	33,627,666	1,562,781
Trademarks, net of accumulated amortization	19,743,167	—
Goodwill	78,372,980	—
Total assets	$1,279,662,270	$796,354,037
LIABILITIES AND EQUITY
Debt, net	$815,319,158	$406,084,103
Accounts payable and accrued liabilities	20,906,799	7,691,990
Due to affiliates	1,442,030	2,203,837
Distributions payable	3,326,601	2,890,395
Contingent earnout	31,200,000	—
Deferred tax liability	7,006,005	—
Total liabilities	879,200,593	418,870,325
Commitments and contingencies
Redeemable common stock	39,839,496	32,226,815
Equity:
SmartStop Self Storage REIT, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 51,148,541 and 50,437,059 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	51,149	50,437
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 7,649,856 and 7,533,790 shares issued and outstanding at September 30, 2019 and December 31, 2018, respectively	7,650	7,534
Additional paid-in capital	491,272,437	500,474,807
Distributions	(119,904,285)	(94,248,326)
Accumulated deficit	(81,658,982)	(62,340,153)
Accumulated other comprehensive income (loss)	(3,172,074)	1,390,354
Total SmartStop Self Storage REIT, Inc. equity	286,595,895	345,334,653
Noncontrolling interests in our Operating Partnership	74,004,486	(77,756)
Other noncontrolling interests	21,800	—
Total noncontrolling interests	74,026,286	(77,756)
Total equity	360,622,181	345,256,897
Total liabilities and equity	$1,279,662,270	$796,354,037

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Self storage rental revenue	$25,669,615	$19,796,139	$74,056,235	$58,784,034
Ancillary operating revenue	1,188,934	516,930	2,589,985	1,441,008
Managed REIT Platform revenue	1,192,665	—	1,221,727	—
Reimbursable costs from Managed REITs	1,536,800	—	1,583,909	—
Total revenues	29,588,014	20,313,069	79,451,856	60,225,042
Operating expenses:
Property operating expenses	9,655,599	6,416,687	26,630,201	18,637,792
Property operating expenses – affiliates	—	2,571,670	6,605,670	7,687,183
Managed REIT Platform expenses	1,248,665	—	1,259,234	—
Reimbursable costs from Managed REITs	1,536,800	—	1,583,909	—
General and administrative	3,519,557	999,439	7,000,627	3,632,649
Depreciation	7,639,190	5,097,944	21,928,108	15,245,530
Intangible amortization expense	3,741,046	179,613	7,822,354	2,398,378
Contingent earnout expense	300,000	—	300,000	—
Self administration transaction expenses	107,100	—	1,595,371	—
Acquisition expenses – affiliates	—	16,422	84,061	42,642
Other property acquisition expenses	25,529	554,661	109,765	808,091
Total operating expenses	27,773,486	15,836,436	74,919,300	48,452,265
Operating income	1,814,528	4,476,633	4,532,556	11,772,777
Other income (expense):
Interest expense	(10,260,936)	(4,587,573)	(28,584,740)	(13,417,041)
Interest expense – accretion of fair market value of secured debt	33,191	111,383	98,850	336,894
Interest expense – debt issuance costs	(1,082,543)	(330,639)	(2,997,801)	(975,591)
Net loss on extinguishment of debt	—	—	(1,487,867)	—
Gain resulting from acquisition of unconsolidated affiliates	—	—	8,017,353	—
Other	(45,819)	(127,082)	(352,219)	(278,694)
Net loss	(9,541,579)	(457,278)	(20,773,868)	(2,561,655)
Net loss attributable to the noncontrolling Interests in our Operating Partnership	1,326,753	5,854	1,455,039	21,972
Net loss attributable to SmartStop Self Storage REIT, Inc. common stockholders	$(8,214,826)	$(451,424)	$(19,318,829)	$(2,539,683)
Net loss per Class A share – basic and diluted	$(0.14)	$(0.01)	$(0.33)	$(0.04)
Net loss per Class T share – basic and diluted	$(0.14)	$(0.01)	$(0.33)	$(0.04)
Weighted average Class A shares outstanding – basic and diluted	50,789,174	49,948,074	50,650,524	49,732,757
Weighted average Class T shares outstanding – basic and diluted	7,626,158	7,461,101	7,584,645	7,418,129

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS (“FFO”) AND FFO, AS ADJUSTED

(Unaudited)

	Three Months Ended September 30, 2019	Three Months Ended September 30, 2018	Nine Months Ended September 30, 2019	Nine Months Ended September 30, 2018
Net loss (attributable to common stockholders)	$(8,214,826)	$(451,424)	$(19,318,829)	$(2,539,683)
Add:
Depreciation of real estate	7,518,562	5,037,930	21,643,576	15,060,835
Amortization of real estate related intangible assets	2,262,678	179,613	6,267,658	2,398,378
Deduct:
Gain resulting from acquisition of unconsolidated affiliates(1)	—	—	(8,017,353)	—
Adjustment for noncontrolling interests	(1,311,773)	(45,335)	(1,418,478)	(152,447)
FFO (attributable to common stockholders)	254,641	4,720,784	(843,426)	14,767,083
Other Adjustments:
Intangible amortization expense - contracts(2)	1,478,368	—	1,478,368	—
Acquisition expenses(3)	25,529	571,083	193,826	850,733
Self administration transaction expenses(4)	107,100	—	1,595,371	—
Contingent earnout expense(5)	300,000	—	300,000	—
Accretion of fair market value of secured debt(6)	(33,191)	(111,383)	(98,850)	(336,894)
Net loss on extinguishment of debt(7)	—	—	1,487,867	—
Foreign currency and interest rate derivative (gains) losses, net(8)	205,669	—	126,886	(91,055)
Accretion of deferred tax liabilities(2)	(396,435)	—	(409,649)	—
Adjustment for noncontrolling interests	(226,305)	(3,988)	(227,234)	(3,658)
FFO, as adjusted (attributable to common stockholders)	$1,715,376	$5,176,496	$3,603,159	$15,186,209

SmartStop’s 2019 results have been significantly impacted by the SSGT Mergers and additional debt incurred to finance such acquisition. The information below should be read in conjunction with the discussion regarding the SSGT Mergers and Self Administration Transaction.

(1)

Such gain was recorded as a result of obtaining control of certain Tenant Programs joint ventures in the Self Administration Transaction, and in accordance with the NAREIT White Paper, was excluded from the determination of FFO.

(2)

These items represent the amortization or accretion of assets or liabilities acquired in the Self Administration Transaction. As these item are adjustments related to acquisitions, FFO is adjusted for their effect to arrive at FFO, as adjusted, as a means of determining a comparable sustainable operating performance metric to other real estate companies.

(3)

In evaluating investments in real estate, SmartStop differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics.

(4)

Self administration transaction expenses consist primarily of legal fees, as well as fees for other professionals and financial advisors incurred in connection with the Self Administration Transaction. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such expenses may not be reflective of on-going operations and is consistent with management’s analysis of operating performance.

(5)

The contingent earnout expense represents the adjustment to the fair value of the class A-2 units issued in SmartStop’s Operating Partnership in connection with Self Administration Transaction and was determined using a discounted probability weighted forecast of achieving the requisite AUM thresholds for the Managed REITs. FFO is adjusted to arrive at FFO, as adjusted, as this item is not a primary driver in the decision-making process and excluding this provides investors a view of SmartStop’s continuing operating portfolio performance over time.

(6)

This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from FFO, as adjusted, because SmartStop believes FFO, as adjusted, provides useful supplementary information by focusing on operating fundamentals, rather than events not related to SmartStop’s normal operations. SmartStop is responsible for managing interest rate risk and do not rely on another party to manage such risk.

(7)

The net loss associated with the extinguishment of debt includes prepayment penalties, the write-off of unamortized deferred financing fees, and other fees incurred. SmartStop believes that adjusting for such non-recurring items provides useful supplemental information because such losses may not be reflective of on-going transactions and operations and is consistent with management’s analysis of SmartStop’s operating performance.

(8)

This represents the mark-to-market adjustment for derivative instruments not designated for hedge accounting and the ineffective portion of the change in fair value of derivatives recognized in earnings, as well as changes in foreign currency related to foreign equity investments not classified as long term. These derivative contracts are intended to manage the Company’s exposure to interest rate and foreign currency risk which may not be reflective of SmartStop’s ongoing performance and may reflect unrealized impacts on operating performance. Such amounts are recorded in “Other” within the consolidated statements of operations.

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SmartStop’s operating results:

•

Interest expense - debt issuance costs of approximately $1.1 million and $0.3 million, respectively, were recognized for the three months ended September 30, 2019 and 2018. Interest expense - debt issuance costs of approximately $3.0 million and $1.0 million, respectively, were recognized for the nine months ended September 30, 2019 and 2018.

SMARTSTOP SELF STORAGE REIT, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since July 1, 2018 excluding Centennial (which was a lease up facility during 2018)), for the three months ended September 30, 2019 and 2018. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities				Non Same-Store Facilities			Total
	2019	2018	% Change		2019	2018	% Change	2019	2018	% Change
Revenue (3)	$20,548,719	$20,128,684	2.1%	(1)(2)	$6,309,830	$184,385	N/M	$26,858,549	$20,313,069	32.2%
Property operating expenses (4)	6,752,390	7,510,368	(10.1)%	(1)(2)	2,903,209	120,554	N/M	9,655,599	7,630,922	26.5%
Property operating income	$13,796,329	$12,618,316	9.3%	(2)	$3,406,621	$63,831	N/M	$17,202,950	$12,682,147	35.6%
Number of facilities	82	82			30	1		112	83
Rentable square feet (5)	5,963,100	5,963,100			2,261,200	66,500		8,224,300	6,029,600
Average physical occupancy (6)	89.4%	89.2%			N/M	N/M		87.2%	89.2%
Annualized rent per occupied square foot (7)	$16.22	$15.95			N/M	N/M		$15.73	$15.92

N/M Not meaningful

(1)

The above table reflects the adoption of ASU 2016-02 Leases (Topic 842) on January 1, 2019, which requires the expected loss related to the collectability of rental payments which was previously recorded in property operating expenses as bad debt expense, to now be recorded as a reduction to self storage rental revenue. See footnote 2 below for a pro forma comparison of the operating results as if SmartStop had applied this ASU to its 2018 same-store operating results.

(2)	Pro forma same-store operating results as adjusted for ASU 2016-02 Leases (Topic 842) as discussed above:

	Same-Store Facilities
	2019	2018, as adjusted	% Change
Revenue	$20,548,719	$19,838,580	3.6%
Property operating expenses	6,752,390	7,220,264	(6.5)%
Property operating income	$13,796,329	$12,618,316	9.3%

The pro forma results shown have been impacted by the Self Administration Transaction along with other normal operations.

The same-store pro forma revenue growth of approximately $0.7 million includes approximately $0.4 million of incremental Tenant Program revenues recognized in the three months ended September 30, 2019 as a result of the Self Administration Transaction, along with approximately $0.3 million in normal same-store revenue growth, which represents normal same-store growth of approximately 1.5%.

The same-store pro forma property operating expenses decreased approximately $0.5 million consisting of net savings of approximately $1.0 million associated with being self-managed, partially offset by increases in normal same-store property operating expenses of approximately $0.5 million, or approximately 7.4%, primarily related to increased property taxes and advertising expense.

(3)	Revenue includes rental revenue, tenant program revenue, ancillary revenue, and administrative and late fees.

(4)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees if applicable.

(5)

Of the total rentable square feet, parking represented approximately 695,000 square feet and 540,000 square feet as of September 30, 2019 and 2018, respectively. On a same-store basis, for the same periods, parking represented approximately 540,000 square feet.

(6)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(7)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store property operating expenses decreased by approximately $0.8 million for the three months ended September 30, 2019 compared to the three months ended September 30, 2018 primarily due to the elimination of property management fees beginning in July 2019, partially offset by an increase in compensation expense as a result of the Self Administration Transaction.

The following table presents a reconciliation of net loss as presented on the consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Three Months Ended September 30,
	2019	2018
Net loss	$(9,541,579)	$(457,278)
Adjusted to exclude:
Managed REIT Platform revenue	(1,192,665)	—
Asset management fees (1)	—	1,357,435
Managed REIT Platform expenses	1,248,665	—
General and administrative	3,519,557	999,439
Depreciation	7,639,190	5,097,944
Intangible amortization expense	3,741,046	179,613
Contingent earnout expense	300,000	—
Self administration transaction expenses	107,100	—
Acquisition expenses—affiliates	—	16,422
Other property acquisition expenses	25,529	554,661
Interest expense	10,260,936	4,587,573
Interest expense—accretion of fair market value of secured debt	(33,191)	(111,383)
Interest expense—debt issuance costs	1,082,543	330,639
Other	45,819	127,082
Total property operating income	$17,202,950	$12,682,147

(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

The following table sets forth operating data for SmartStop’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2018, excluding Centennial (which was a lease up facility during 2018) for the nine months ended September 30, 2019 and 2018. SmartStop considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition, lease up, or development activity.

	Same-Store Facilities					Non Same-Store Facilities			Total
	2019	2018		% Change		2019	2018	% Change	2019	2018	% Change
Revenue (3)	$60,041,073	$59,732,578		0.5%	(1)(2)	$16,605,147	$492,464	N/M	$76,646,220	$60,225,042	27.3%
Property operating expenses (4)	21,460,778	21,865,708		(1.9)%	(1)(2)	8,152,534	373,410	N/M	29,613,312	22,239,118	33.2%
Property operating income	$38,580,295	$37,866,870		1.9%	(2)	$8,452,613	$119,054	N/M	$47,032,908	$37,985,924	23.8%
Number of facilities	82	82				30	1		112	83
Rentable square feet (5)	5,963,100	5,963,100				2,261,200	66,500		8,224,300	6,029,600
Average physical occupancy (6)	88.8%	88.8%				N/M	N/M		86.1%	88.7%
Annualized rent per occupied square foot (7)	$15.91	$15.85	(2)			N/M	N/M		$15.45	$15.81

N/M Not meaningful

(1)

The above table reflects the adoption of ASU 2016-02 Leases (Topic 842) on January 1, 2019, which requires the expected loss related to the collectability of rental payments which was previously recorded in property operating expenses as bad debt expense, to now be recorded as a reduction to self storage rental revenue. See footnote 2 below for a pro forma comparison of operating results if SmartStop had applied this ASU to its 2018 same-store operating results.

(2)	Pro forma same-store operating results as adjusted for ASU 2016-02 Leases (Topic 842) as discussed above:

	Same-Store Facilities
	2019	2018, as adjusted	% Change
Revenue	$60,041,073	$58,863,649	2.0%
Property operating expenses	21,460,778	20,996,779	2.2%
Property operating income	$38,580,295	$37,866,870	1.9%

The pro forma results shown have been impacted by the Self Administration Transaction along with other normal operations.

The same-store pro forma revenue growth of approximately $1.2 million includes approximately $0.4 million of incremental Tenant Program revenues recognized in the three months ended September 30, 2019 as a result of the Self Administration Transaction, along with approximately $0.8 million in normal same-store revenue growth, which represents normal same-store growth of approximately 1.4%.

The same-store pro forma property operating expenses increased approximately $0.5 million consisting of increases in normal same-store property operating expenses of approximately $1.5 million, or approximately 7.0%, primarily related to increased property taxes and advertising expense, partially offset by net savings of approximately $1.0 million associated with being self-managed.

(3)	Revenue includes rental revenue, tenant program revenue, ancillary revenue, and administrative and late fees.
(4)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense, and acquisition expenses, but includes property management fees if applicable.

(5)

Of the total rentable square feet, parking represented approximately 695,000 square feet and 540,000 square feet as of September 30, 2019 and 2018, respectively. On a same-store basis, for the same periods, parking represented approximately 540,000 square feet.

(6)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period.

(7)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SmartStop has excluded the realized rental revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

SmartStop’s same-store property operating expenses decreased by approximately $0.4 million for the nine months ended September 30, 2019 compared to the nine months ended September 30, 2018 primarily due to the elimination of property management fees effective June 29, 2019, and approximately $0.9 million of bad debt expense recorded in property operating expenses for the nine months ended September 30, 2018, prior to the adoption of ASU 2016-02, partially offset by an increase in compensation expense as a result of the Self Administration Transaction.

The following table presents a reconciliation of net loss as presented on the consolidated statements of operations to property operating income, as stated above, for the periods indicated:

	For the Nine Months Ended September 30,
	2019	2018
Net loss	$(20,773,868)	$(2,561,655)
Adjusted to exclude:
Managed REIT Platform revenue	(1,221,727)	—
Asset management fees (1)	3,622,559	4,085,857
Managed REIT Platform expenses	1,259,234	—
General and administrative	7,000,627	3,632,649
Depreciation	21,928,108	15,245,530
Intangible amortization expense	7,822,354	2,398,378
Contingent earnout expense	300,000	—
Self administration transaction expenses	1,595,371	—
Acquisition expenses—affiliates	84,061	42,642
Other property acquisition expenses	109,765	808,091
Interest expense	28,584,740	13,417,041
Interest expense—accretion of fair market value of secured debt	(98,850)	(336,894)
Interest expense—debt issuance costs	2,997,801	975,591
Net loss on extinguishment of debt	1,487,867	—
Gain resulting from acquisition of unconsolidated affiliates	(8,017,353)	—
Other	352,219	278,694
Total property operating income	$47,032,908	$37,985,924

(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SmartStop defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SmartStop believes that NOI is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SmartStop believes that NOI (also referred to as property operating income) is a widely accepted measure of comparative operating performance in the real estate community. However, SmartStop’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and FFO, as Adjusted

Funds from Operations

Funds from operations (“FFO”) is an industry wide metric promulgated by the National Association of Real Estate Investment Trusts, or NAREIT, which SmartStop believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure.

SmartStop defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Additionally, gains and losses from change in control are excluded from the determination of FFO. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SmartStop’s FFO calculation complies with NAREIT’s policy described above.

FFO, as Adjusted

SmartStop uses FFO, as adjusted, as an additional non-GAAP financial measure to evaluate its operating performance. SmartStop previously used Modified Funds from Operations (“MFFO”) (as defined by the Institute for Portfolio Alternatives) as a non-GAAP measure of operating performance. Management replaced the MFFO measure with FFO, as adjusted, because FFO, as adjusted, provides investors with supplemental performance information that is consistent with the performance models and analysis used by management. In addition, FFO, as adjusted, is a measure used among SmartStop’s peer group, which includes publicly traded REITs. Further, SmartStop believes FFO, as adjusted, is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

In determining FFO, as adjusted, SmartStop makes further adjustments to the NAREIT computation of FFO to exclude the effects of non-real estate related intangible amortization, acquisition related costs, contingent earnout expenses, accretion of fair value of debt adjustments, gains or losses from extinguishment of debt, accretion of deferred tax liabilities, realized and unrealized gains/losses on foreign exchange transactions, and gains/losses on foreign exchange and interest rate derivatives not designated for hedge accounting, which SmartStop believes are not indicative of the Company’s overall long-term operating performance. SmartStop excludes these items from GAAP net income to arrive at FFO, as adjusted, as they are not the primary drivers in its decision-making process and excluding these items provides investors a view of its continuing operating portfolio performance over time and makes its results more comparable period to period and to other REITs, which in any respective period may experience fluctuations in such acquisition, merger or other similar activities that are not of a long-term operating performance nature.  FFO, as adjusted, also reflects adjustments for unconsolidated partnerships and jointly owned investments. SmartStop uses FFO, as adjusted, as one measure of operating performance when SmartStop formulates corporate goals and evaluate the effectiveness of its strategies.

Presentation of FFO and FFO, as adjusted, is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and FFO, as adjusted, the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and FFO, as adjusted, are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SmartStop’s performance, as an alternative to cash flows from operations, which is an indication of liquidity, or indicative of funds available to fund SmartStop’s cash needs including SmartStop’s ability to make distributions to its stockholders. FFO and FFO, as adjusted, should not be considered as an alternative to net income (determined in accordance with GAAP) and should be reviewed in conjunction with other measurements as an indication of SmartStop’s performance.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SmartStop uses to calculate FFO or FFO, as adjusted. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SmartStop would have to adjust its calculation and characterization of FFO or FFO, as adjusted.

About SmartStop Self Storage REIT, Inc. (“SmartStop”):

SmartStop is a self-managed REIT with a fully-integrated operations team of approximately 380 self storage professionals focused on growing the SmartStop® Self Storage brand. SmartStop, through its indirect subsidiary SmartStop REIT Advisors, LLC, also sponsors other self storage programs, including Strategic Storage Trust IV, Inc., a public non-traded REIT, and other private programs. It is the tenth largest self storage company in the U.S., with approximately $1.5 billion of real estate assets under management, including 112 properties in 17 states and Toronto, Canada that are directly owned and managed by SmartStop, as well as a growing portfolio of 27 properties in 10 states and Toronto, Canada where SmartStop serves as the property manager for properties owned by its sponsored programs. In total, this portfolio comprises approximately 91,000 units and 10.4 million rentable square feet. Additional information regarding SmartStop is available at www.smartstopselfstorage.com.

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected effects and benefits of the SSGT merger, self administration transaction and the Series A Preferred equity investment, including anticipated future financial and operating results and synergies, as well as all other statements in this press release, other than historical facts. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements, including, without limitation, the following: (i)  risks related to disruption of management’s attention from SmartStop’s ongoing business operations due to the SSGT merger, the self administration transaction, or other business matters; (ii) significant transaction costs, including financing costs, and unknown liabilities; (iii) failure to realize the expected benefits and synergies of the SSGT merger or the self administration transaction in the expected timeframes or at all; (iv) costs or difficulties related to the integration of acquired self storage facilities and operations, including facilities acquired through the SSGT merger and operations acquired through the self administration transaction; (v) changes in global, political, economic, business, competitive and market conditions; (vi) changes in tax and other laws and regulations; or (vii) difficulties in SmartStop’s ability to attract and retain qualified personnel and management.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements represent SmartStop’s views as of the date on which such statements were made. SmartStop anticipates that subsequent events and developments may cause its views to change. These forward-looking statements should not be relied upon as representing SmartStop’s views as of any date subsequent to the date hereof. Additional factors that may affect the business or financial results of SmartStop are described in the risk factors included in SmartStop’s filings with the SEC, including SmartStop’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and subsequent Quarterly Reports on Form 10-Q, which factors are incorporated herein by reference, all of which are filed with the SEC and available at www.sec.gov. SmartStop expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.